UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 10, 2010
(Date of earliest event reported)

GATEWAY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001
(Address of principal executive offices, including zip code)

(713) 336-0844
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 10, 2010, the Board of Directors of Gateway Energy Corporation (the "Company") approved Amendment No. 1 to the Rights Agreement, which amends the Rights Agreement, dated February 26, 2010 between the Company and American Stock Transfer and Trust Company, LLC ("Rights Agreement").  The amendment reduces the maximum term of the Rights Agreement from ten years to three years, and provides that the Rights described in the Rights Agreement will expire on May 10, 2011, unless prior thereto the Rights Agreement is approved by holders of a majority of the shares of Common Stock present, in person or by proxy, at a meeting of stockholders duly called and held.

Item 3.03 Material Modification to Rights of Security Holders

The description of Amendment No. 1 to the Rights Agreement provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

4.1	Amendment No. 1 to the Rights Agreement, dated as of May 10, 2010, between Gateway Energy Corporation and American Stock Transfer and Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

By:	/s/ Robert Panico
Robert Panico, President and Chief Executive Officer

Date:  May 11, 2010

3